Exhibit 99.1

HYLIION ANNOUNCES AUTOMOTIVE INDUSTRY VETERAN MARY GUSTANSKI TO JOIN BOARD OF DIRECTORS

Former Senior Vice President and Chief Technology Officer of Delphi Technologies brings deep engineering and electrification technology experience

AUSTIN, Texas (August 26, 2021) -- Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a leader in electrified powertrain solutions for Class 8 semi-trucks, today announced that Mary Gustanski will join its board of directors.

Gustanski has spent her nearly 40-year career bringing new technology to market in the ever-evolving automotive industry, with an emphasis on the development and commercialization of innovative solutions. As Senior Vice President and Chief Technology Officer of Delphi Technologies—formerly Delphi Automotive—she was responsible for the company’s global technology production, including advanced propulsion systems for future vehicle electrification.

During Gustanski’s tenure at Delphi, she held a number of senior executive positions, including serving on Delphi Powertrain’s executive staff where she was responsible for engineering, operations and customer satisfaction, and on the corporate engineering team as the Vice President of Engineering and Program Management.

“Mary’s deep technological expertise with electrification, powertrain and fuel-cell technology, coupled with her impressive experience developing and bringing to market future-looking automotive solutions, adds tremendous value to Hyliion at a true inflection point in our commercialization process,” said Hyliion CEO Thomas Healy. “We are confident that we will benefit greatly from Mary’s skillset and guidance as we adhere to our commercialization timelines and execute upcoming business milestones for the benefit of our stakeholders and commercial fleets globally.”

Gustanski has been recognized as one of the “100 Leading Women in the North American Auto Industry” by Automotive News and was named on the 50 Power List by Motor Trend. She was also presented with the 2019 Engineering Achievement Alumni Award from Kettering University. Gustanski earned a bachelor’s degree in Mechanical Engineering as well as a master’s degree in Manufacturing Management from Kettering University.

About Hyliion
Hyliion Holdings Corp.’s (NYSE: HYLN) mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of Class 8 commercial trucks by being a leading provider of electrified powertrain solutions. Leveraging advanced software algorithms and data analytics capabilities, Hyliion offers fleets an easy, efficient system to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. Headquartered in Austin, Texas, Hyliion designs, develops, and sells electrified powertrain solutions that are designed to be installed on most major Class 8 commercial trucks, with the goal of transforming the commercial transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.

Forward Looking Statements
The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, Hyliion’s ability to disrupt the powertrain market, Hyliion’s focus in 2021 and beyond, the effects of Hyliion’s dynamic and proprietary solutions on its commercial truck customers, accelerated commercialization of the Hypertruck ERX, the ability to meet 2021 and future product milestones, the impact of COVID-19 on long-term objectives, the ability to reduce carbon intensity and greenhouse gas emissions and the other risks and uncertainties set forth in “Risk Factors” section of Hyliion’s annual report on Form 10-K/A filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2021 for the year ended December 31, 2020. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Hyliion Holdings Corp.
Press Contact
Ryann Malone
press@hyliion.com
(833) 495-4466

Investor Contact
Louis Baltimore
ir@hyliion.com
(833) 495-4466